                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                GATX CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                GATX CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                         GATX CORPORATION

                                                         500 WEST MONROE STREET
                                                         CHICAGO, IL 60661
                                                         312-621-6200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of GATX Corporation will be held at the Company's principal office on the 42nd Floor, 500 West Monroe Street, Chicago, Illinois 60661, on Friday, April 22, 1994, at 9:00 A.M., for the purposes of:

          1. electing directors;

          2. approving the appointment of independent auditors for the year 1994; and

          3. transacting such other business as may properly come before the meeting.

     Only holders of Common Stock, both series of $2.50 Cumulative Convertible Preferred Stock and $3.875 Cumulative Convertible Preferred Stock of record at the close of business on March 4, 1994 will be entitled to vote at this meeting or any adjournment thereof.

     If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy.

                                         Paul A. Heinen
                                         Secretary

March 11, 1994

[LOGO]
                                                         GATX CORPORATION

                                                         500 WEST MONROE STREET
                                                         CHICAGO, IL 60661
                                                         312-621-6200

                                                                  March 11, 1994

                                PROXY STATEMENT
                               ------------------

                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of GATX Corporation (the "Company") and may be revoked at any time prior to its exercise by any shareholder giving such proxy. A proxy may be revoked by duly executing a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All shares represented by the proxies received and not revoked will be voted at the meeting.

     All expenses in connection with the solicitation of this proxy will be paid for by the Company. In addition to solicitation by mail, the Company has retained Chemical Bank to solicit proxies on behalf of the Board of Directors for a fee not to exceed $6,000 plus reasonable out-of-pocket expenses and disbursements. Chemical Bank may solicit proxies by mail, telex, telegraph or personal call. In addition, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telex, telephone, telegraph or personal call. The Annual Report for the year 1993, including financial statements, was mailed to all shareholders together with this proxy statement on or about March 11, 1994.

                               VOTING SECURITIES

     Only holders of Common Stock, both series of $2.50 Cumulative Convertible Preferred Stock and $3.875 Cumulative Convertible Preferred Stock of record at the close of business on March 4, 1994 will be entitled to vote at the meeting. As of that date there were 19,809,722 shares of the Common Stock, 45,321 shares of the $2.50 Cumulative Convertible Preferred Stock and 3,395,000 shares of the $3.875 Cumulative Convertible Preferred Stock of the Company issued and outstanding. Each share is entitled to one vote. New York law and the Company's bylaws require the presence in person or by proxy of shares representing a majority of the votes entitled to be cast at the annual meeting in order to constitute a quorum for the annual meeting. Shares represented at the meeting but as to which votes are withheld from director nominees or which abstain as to other matters, and shares held by brokers for their customers and represented at the meeting but as to which the brokers have received no voting instructions from their customers and thus do not have discretion to vote on certain matters ("broker non-votes"), will be counted in determining whether a quorum has been attained.

     Assuming that a quorum is present, the election of directors will require a plurality of the votes cast and ratification of auditors will require a majority of the votes cast, with the result that shares as to which votes are withheld or which abstain from voting on any matter and broker non-votes will not be counted and thus will not affect the outcome of any matter voted on at the meeting.

                             ELECTION OF DIRECTORS

     Ten directors are to be elected each for a term of one year, to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors, if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy, or the Board may be reduced accordingly. Shareholders do not have cumulative voting rights with respect to the election of directors. Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election and the outcome of the election will, therefore, not be affected by shares that abstain or withhold authority to vote in the election or by broker non-votes.

                             NOMINEES FOR DIRECTORS

                                                                                Shares of
                                                                               Common Stock
                                                                               Beneficially
                                                                               Owned as of
                                                                     Director    March 4,
             Name and Principal Occupation                 Age       Since       1994(1)
- --------------------------------------------------------   ---       -----     ------------
W. R. Christopherson....................................    68        1977            600
  Retired; Former Chairman of the Board and Chief
  Executive Officer, Northern Trust Corporation
Franklin A. Cole........................................    67        1984          2,000
  Chairman of the Board, Croesus Corporation
James W. Cozad..........................................    67        1976            400
  Retired; Former Chairman of the Board and Chief
  Executive Officer, Whitman Corporation
Robert J. Day...........................................    69        1984            400
  Retired; Former Chairman of the Board and Chief
  Executive Officer, USG Corporation
James L. Dutt...........................................    69        1980            400
  Chairman of the Board, Stratxx Ltd.

                                                                                Shares of
                                                                               Common Stock
                                                                               Beneficially
                                                                               Owned as of
                                                                     Director    March 4,
             Name and Principal Occupation                 Age       Since       1994(1)
- --------------------------------------------------------   ---       -----     ------------
Deborah M. Fretz........................................    45        1993            100
  President, Sun Pipe Line Company and Sun Marine
  Terminals
Richard A. Giesen.......................................    64        1982            700
  Chairman of the Board and Chief Executive Officer,
  Continental Glass & Plastic, Inc.
James J. Glasser........................................    59        1974        294,831(2)
  Chairman of the Board, President and Chief Executive
  Officer of the Company
Charles Marshall........................................    64        1989(3)       4,000
  Retired; Former Vice Chairman of the Board, American
  Telephone and Telegraph Company
Michael E. Murphy.......................................    57        1990          1,000
  Vice Chairman, Chief Financial and Administrative
  Officer, Sara Lee Corporation

- ---------------

(1) Unless otherwise indicated, each nominee either possesses sole voting and investment power with respect to this stock or shares such powers with a spouse. No nominee except Mr. Glasser beneficially owned directly or indirectly more than 1% of the Company's outstanding Common Stock. Marcia Thompson, who has been a director of the Company since 1976, is not standing for re-election as she has reached the age of mandatory retirement. Mrs. Thompson owns 292 shares of the Company's Common Stock. The Company's nominees for election for director and its executive officers as a group beneficially owned 429,464 shares (2.17%) of the Company's outstanding Common Stock, including 239,500 shares which may be obtained by exercise of previously granted options within 60 days of March 4, 1994 and no preferred shares.

(2) This includes 150,000 shares Mr. Glasser has the right to acquire under outstanding stock options issued under the Company's Long Term Incentive Compensation Plan. This also includes 2,304 shares held by Mr. Glasser as trustee under revocable trusts with respect to which Mr. Glasser disclaims any beneficial ownership. Subject to the foregoing, Mr. Glasser beneficially owned 1.49% of the Company's outstanding shares of Common Stock.

(3) Mr. Marshall previously served as a director of the Company from 1978 to 1982.

                   ADDITIONAL INFORMATION CONCERNING NOMINEES

     Mr. Christopherson retired in May, 1990 as Chairman of the Board of Northern Trust Corporation, a bank holding company, and its subsidiary, The Northern Trust Company, having served in that position from December, 1984. He served as its Chief Executive Officer as well until December, 1989. Mr. Christopherson is a director of Ameritech Corporation, formerly known as American Information Technologies Corporation, Encyclopaedia Britannica Inc., and The Quaker Oats Company.

     Mr. Cole was elected Chairman of the Board of Croesus Corporation, a private investment and investment management company, in November, 1984. Mr. Cole is also a director of American National Bank & Trust Company of Chicago, American National Corporation, Aon Corporation, CNA Income Shares, Inc., Peoples Energy Corporation and Duff & Phelps Utilities Income Inc.

     Mr. Cozad retired in May, 1992 as Chairman of the Board and Chief Executive Officer of Whitman Corporation, a diversified consumer and commercial products company, having served in that position since January of 1990. Prior to that time Mr. Cozad served as Vice Chairman of the Board of Amoco Corporation, formerly known as Standard Oil Company (Indiana), from September, 1983. Mr. Cozad is a director of Whitman Corporation, Sears, Roebuck & Company, Inland Steel Industries, Inc. and its subsidiary, Inland Steel Company, and Eli Lilly & Co.

     Mr. Day retired in May, 1990 as Chairman of the Board of USG Corporation, formerly known as United States Gypsum Company, an international manufacturer of building materials and industrial products. He was elected to that position in June, 1985 and served as its Chief Executive Officer as well until January, 1990. He is a director of CBI Industries Inc. and Duff & Phelps Utilities Income Inc.

     Mr. Dutt has served as Chairman of the Board of Stratxx Ltd., a management counseling firm, since August, 1985. Mr. Dutt is also a director of McDermott International, Inc.

     Ms. Fretz was named President of Sun Pipe Line Company and Sun Marine Terminals, which transport and store crude oil and refined petroleum products for Sun Company and other energy companies, in October 1991. She previously served as Director of Wholesale Fuels Marketing and Distribution of the Sun Company, an energy company, from September 1988 to October 1991.

     Mr. Giesen was elected Chairman of the Board and Chief Executive Officer of Continental Glass and Plastic, Inc., a packaging distribution company, in August, 1988. Since 1988, he has served also as Chairman and Chief Executive Officer of Continental's parent, Continere Corporation. Mr. Giesen is also a director of Stone Container Corporation and Clark Foodservice, Inc.

     Mr. Glasser was elected Chairman of the Board and Chief Executive Officer of the Company in August, 1978 and was re-elected President of the Company in December, 1987, having previously served as President of the Company from October, 1974 until May, 1979. Mr. Glasser is also a director of B. F. Goodrich Company, Stone Container Corporation, Bank of Montreal, and its subsidiaries, Harris Bankcorp, Inc. and Harris Trust and Savings Bank, and two of the Company's subsidiaries, General American Transportation Corporation and GATX Capital Corporation.

     Mr. Marshall retired as Vice Chairman of the Board of American Telephone and Telegraph Company in June, 1989. He served as Chairman and Chief Executive Officer of AT&T Information Systems, a subsidiary of AT&T, from January, 1984 to May, 1985, when he was elected Vice Chairman of AT&T. Mr. Marshall is a director of Hartmarx Corporation, Sonat, Inc., Ceridian Corporation, formerly known as Control Data Corporation, Grumman Corporation, Sundstrand Corporation and Zenith Electronics Corporation.

     Mr. Murphy was elected Vice Chairman, Chief Financial and Administrative Officer of Sara Lee Corporation, a diversified manufacturer of packaged food and consumer products, in July, 1993. Mr. Murphy previously served as Executive Vice President, Chief Financial and Administrative Officer of Sara Lee Corporation since 1979. Mr. Murphy is also a director of Sara Lee Corporation.

                            COMMITTEES OF THE BOARD

     The Company's Audit Committee members are Messrs. Marshall (Chairman), Christopherson and Murphy, and Mss. Fretz and Thompson. The committee's functions include: (i) recommending to the Board of Directors the appointment of the Company's independent auditors; (ii) reviewing and approving in advance of each year the audit and non-audit services and fees of such auditors; (iii) meeting separately and privately with the independent auditors and the Company's internal auditors to insure that the scope of their activities has not been restricted, and to consider other matters generally pertaining to their audits;
(iv) reviewing the adequacy of internal financial and accounting controls and the results of the independent and internal auditors' audits thereof; (v) reviewing matters relating to corporate financial reporting and accounting policies and procedures; (vi) ensuring that management and independent accountants perform a proper review of quarterly results prior to public release; and (vii) reporting its findings on any of the above to the Board of Directors, as appropriate. During 1993, there were two meetings of the Audit Committee.

     The Company's Compensation Committee members are Messrs. Cole (Chairman), Cozad, Day, Dutt and Giesen. The committee's functions include reviewing and approving for or recommending to the Board of Directors the compensation of elected officers, subsidiary presidents and other key management personnel of the Company and reviewing and approving management proposals regarding key personnel incentive plans and stock option and/or stock equivalent plans. During 1993, there were five meetings of the Compensation Committee.

     The Company's Nominating Committee members are Messrs. Cozad (Chairman), Cole, Giesen and Marshall. Mr. Glasser is an ex-officio member of the committee. The committee's functions include: (i) recommending to the Board of Directors nominees for election as Director; (ii) reviewing the performance of all members of the Board of Directors in their capacities as Directors, including attendance and contributions to the Board of Directors deliberations, and making such recommendations to the Board of Directors as may be appropriate; (iii) recommending appointments to all Board Committees; (iv) reviewing and approving acceptance of any outside directorship or trusteeship by senior Company officers; and (v) making such recommendations to the Board of Directors as it may deem appropriate from time to time with respect to the size and makeup of the Board of Directors and related matters. During 1993, the Nominating Committee held three meetings. The committee will consider nominees recommended by shareholders of the Company. Such nominations should be submitted to the Nominating Committee, c/o Paul A. Heinen, Esq., 500 West Monroe Street, Chicago, Illinois 60661, with a complete resume of the candidate's qualifications and background as well as a written statement from the candidate consenting to be a nominee and, if nominated and elected, to serve as director.

     The Company's Retirement Funds Review Committee members are Messrs. Murphy (Chairman), Christophersen, Day and Dutt, and Mss. Fretz and Thompson. The committee's functions include: (i) monitoring overall investment performance and receiving reports from the Company's Retirement Funds Investment Committee pertaining thereto; (ii) approving recommended changes in broad asset allocation; (iii) approving recommended changes of investment managers; and (iv) approving recommended selections of trustees for the retirement plans. During 1993, there were two meetings of the Retirement Funds Review Committee.

     During 1993, there were six meetings of the Board of Directors of the
Company: the regular annual meeting and five special meetings. Each director attended at least 75% of the meetings of the Board and committees of which the director was a member held during 1993.

                           COMPENSATION OF DIRECTORS

     Each non-officer director receives an annual retainer of $24,000, which is prorated quarterly for a term of less than one year, a Board meeting attendance fee of $750 and a committee meeting attendance fee of $750 for each meeting of a committee of the Board of which the director is a member. The chairman of each committee receives $1,250 for each meeting attended. The Company maintains a Deferred Fee Plan whereby each non-officer director may elect to defer receipt of the director's retainer, meeting fee, or both. The amount so deferred accumulates interest at a rate equal to the 20-year U.S. government bond rate. One director has elected to participate in this plan for 1994.

     Directors who participated in the Executive Deferred Income Plans ("EDIPs"; see page 13) who remain on the Board of directors until age 65 will be entitled to payments in amounts which will provide the participant with a maximum yield of 24% on the fees deferred, with the exact yield dependent upon the age of the director at the time of his or her participation. Participants who resign their directorships before age 65 will receive a single payment in the amount of the fees deferred, plus interest at 10%. If (a) a participant terminates his or her membership on the Board during the two year period following a "change in control" of the Company (as described below) other than by reason of retirement, death, disability or a violation of certain provisions of the EDIPs, or (b) prior to such event the director has (i) terminated his or her membership on the board and (ii) reached age 65, the Compensation Committee may, if the director has executed the amendment to the EDIPs referred to on page 13, direct that the participant receive a single payment in the amount of the fees deferred, plus interest, less any amount previously paid under the EDIPs, in lieu of the scheduled annual payments.

     The Company has purchased, and is the sole owner and beneficiary of, life insurance on the lives of participants in amounts that, in the aggregate, are expected to cover all of the Company's liabilities under the EDIPs absent a change in the federal tax laws.

     During 1993, pursuant to fee deferrals previously made under the 1984 EDIP and 1985 EDIP and applicable interest thereon, Mr. Cozad received $28,341.

     Non-employee directors of the Company are eligible to participate in the Director Retirement Program adopted by the Company during 1992. Under the terms of the program, a non-employee director who has a minimum service of five years on the Board is entitled to receive annual payments equal to the amount of the director's retainer payable at the time of the director's retirement from the Board. The number of payments are equal to the number of years the director served on the board, to a maximum of ten years. Payments begin at age 70, irrespective of the date on which the director retires, and will be made to the director's surviving spouse should the director die prior to the expiration of the payment term.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive officers participate in various incentive compensation programs more fully described below under the caption "Compensation Committee Report on Executive Compensation". The table below sets forth the annual and long-term compensation paid or deferred by the Company to or for the account of the chief executive officer and each of the other four most highly compensated executive officers for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                               --------------------------------
                                             Annual Compensation                  Awards             Payouts
                                      ----------------------------------       -------------      -------------
                                                                                Securities
                                                                Other Annual    Underlying                             All Other
         Name and                      Salary      Bonus        Compensation   Options/SARs       LTIP Payouts       Compensation
    Principal Position       Year       ($)        ($)(1)         ($)          (# of shares)           ($)              ($)(2)
- --------------------------   -----    --------    --------      --------       -------------      -------------      -------------
James J. Glasser --           1993     610,008     313,697        65,338           30,000                     0             41,559
Chairman of the Board,        1992     587,508           0        65,338           30,000                     0             34,743
President and Chief           1991     565,008     276,543                         30,000               312,048
Executive Officer

Paul A. Heinen --             1993     322,500     138,713        34,998           12,000                     0             26,909
Vice President, General       1992     309,375      67,479        33,631           12,000                     0             22,585
Counsel and Secretary         1991     297,500     110,017                         12,000               124,482

John F. Chlebowski, Jr. --    1993     245,000     105,381        14,716           10,000                     0              4,497
Vice President, Finance       1992     236,004      51,476        15,862           10,000                     0              4,364
and Chief Financial           1991     206,004      76,181                         10,000                94,719
  Officer

Roland I. Finkelman --        1993     200,004      86,025        28,553                0                     0             45,063
Vice President, Human         1992     185,004      40,352        23,965            7,000                     0             15,455
Resources                     1991     177,504      65,641                          7,000                78,433

Ralph L. O'Hara --            1993     149,606      57,942        10,395            2,500                   N/A              4,482
Controller                    1992     144,882      31,798        10,395            2,500                   N/A              4,338
                              1991     136,671      49,545                          2,500                   N/A

- ---------------
(1) Amounts reflect bonus payments earned in the years set forth opposite the specified payments, and paid in February of the following year.

(2) Includes contributions made by the Company to the Company's Salaried Employees Retirement Savings Plan (the "Savings Plan") in the amount of $4,497 for Messrs. Glasser, Heinen, Chlebowski and Finkelman and $4,482 for Mr. O'Hara plus, in the case of Messrs. Glasser, Heinen and Finkelman, above-market amounts earned, but not currently payable, on compensation previously deferred under the Company's 1987 Executive Deferred Income Plan in the amounts of $37,062, $22,412 and, $13,642 respectively. Also includes $26,924 in vacation pay awarded to Mr. Finkelman in connection with his retirement from the Company on January 1, 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning individual grants of stock options made during 1993 to each of the named executive officers.

                                                                                    Potential Realizable
                                                                                          Value at
                                 Individual Grants                                     Assumed Annual
- ----------------------   -------------------------------------------------------          Rates of
                            Number of                                                   Stock Price
                            Securities    % of Total                                    Appreciation
                            Underlying   Options/SARs                                    for Option
                           Options/SARs   Granted to   Exercise or                        Term(3)
                             Granted     Employees in   Base Price    Expiration   ----------------------
          Name                (#)(1)     Fiscal Year   ($/Share)(2)      Date       5% ($)      10% ($)
- ----------------------   -------------   ------------  ------------   ----------   ---------   ----------
James J. Glasser........        30,000        10.5%       37.6875      10/28/03      711,044    1,801,925
Paul A. Heinen..........        12,000         4.2%       37.6875      10/28/03      284,418      720,770
John F. Chlebowski, Jr..        10,000         3.5%       37.6875      10/28/03      237,015      600,642
Ralph L. O'Hara.........         2,500         0.9%       37.6875      10/28/03       59,254      150,160

- ---------------
(1) All stock options may be exercised in full commencing on October 28, 1994.

(2) The exercise price is equal to the average of the high and low price of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(3) The dollar amounts under these columns are the result of calculations at assumed annual rates of appreciation of 5% and 10% as prescribed by the proxy rules of the Securities and Exchange Commission, for the ten year term of the stock options and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the stock, which will benefit all shareholders commensurately. A zero percent gain in the price of the stock will result in no gain for the optionee.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information concerning the exercise of stock options during 1993 by each of the named executive officers, the number of unexercised options and the 1993 year-end value of such unexercised options computed on the basis of the difference between the exercise price of the stock option and the closing price of the Company's Common Stock at year-end ($40.75).

                                                                 Number of Securities
                                                                Underlying Unexercised         Value of Unexercised In-
                             Shares                             Options/SARs at Fiscal        the-Money Options/SARs at
                           Acquired on                               Year-End (#)                Fiscal Year-End ($)
                            Exercise           Value         ----------------------------    ----------------------------
          Name                 (#)        Realized ($)(1)    Exercisable    Unexercisable    Exercisable    Unexercisable
- -----------------------   ------------    ---------------    -----------    -------------    -----------    -------------
James J. Glasser........            0               0          170,000          30,000        2,667,125         91,875
Paul A. Heinen..........       20,000         287,915           24,000          12,000          336,000         36,750
John F. Chlebowski, Jr..            0               0           20,000          10,000          280,000         30,625
Roland I. Finkelman.....            0               0           32,000               0          476,305              0
Ralph L. O'Hara.........        2,000          43,031           11,000           2,500          163,435          7,656

- ---------------
(1) Amounts represent the aggregate before-tax dollar value realized upon the exercise of stock options as measured by the difference between the exercise price of the stock option and the market value of the Company's Common Stock on the date of exercise of such option.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The table below sets forth certain information regarding long-term incentive plan awards (expressed in number of units each representing a share or share equivalent of Common Stock) made to certain named executive officers during 1993:

                                                                                       Estimated Future
                                                                                        Payouts Under
                                              Number of          Performance        Non-Stock Price-Based
                                               Shares,            or Other                 Plans(1)
                                               Units or         Period Until        ----------------------
                                             Other Rights       Maturation or       Target         Maximum
                   Name                          (#)               Payout            (#)             (#)
- ------------------------------------------   ------------       -------------       ------         -------
James J. Glasser..........................       3,389              1993-5          3,389          10,167
Paul A. Heinen............................       1,343              1993-5          1,343           4,029
John F. Chlebowski, Jr....................         983              1993-5            983           2,949
Roland I. Finkelman.......................         834              1993-5            834           2,502

- ---------------
(1) Payouts are based on the Company achieving preestablished levels of return on common equity ("ROE") and are paid in Common Stock and cash following completion of the performance period. No payout will be made unless a target level of performance is achieved. The target amount, plus an amount equal to reinvested dividends, will be earned if 100% of target ROE is achieved; the maximum amount plus an amount equal to additional units representing reinvested dividends, will be earned if target ROE is exceeded by a specified amount.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company entered into agreements with Messrs. Glasser, Heinen, Chlebowski and O'Hara as of January 1, 1992, which provide certain benefits upon termination of employment after a "change of control" of the Company. All agreements provide for employment with the Company at salaries to be determined from time to time by the Board of Directors and with incentive compensation and employee benefits commensurate with the executives' salaries and positions. Each agreement provides that the executive's employment may be terminated at will by the Company but, if terminated or "constructively terminated" within two years following a "change of control" for any reason other than cause or the executive's death, retirement or disability, the executive will be entitled to:
(A) a lump sum payment equal to (a) twice his annual salary plus (b) the bonus that would have been payable for the year in which termination or constructive termination occurs (assuming a bonus of 100% of target under the Management Incentive Compensation Plan ("MICP") or any comparable successor thereto), less other payments made in accordance with the Company's standard severance policy;
(B) continued participation in the Company's medical, disability and life insurance plans for up to two years after termination; (C) financial counseling and tax preparation services; (D) reimbursement for outplacement services; (E) retirement income benefit equal to the difference between (i) the monthly retirement benefits the executive would have received if employment had terminated two years after actual termination and accordingly the executive had accumulated two additional years of credited service under the Company's retirement plans at the same compensation (including an amount equal to the average of the bonuses paid during the five year period preceding termination which may be considered for purposes of calculating the pension benefit) in effect on the date of termination, and (ii) any monthly retirement benefits actually received, commencing no sooner than two years after termination and payable at the same time and in the same manner as the executive's other retirement benefits; and (F) if any payment made under the agreements constitutes an "excess parachute payment" under section 280G of the Internal Revenue Code of 1986, an additional amount (the "Gross-Up Amount") which, after payment of all Federal and state income taxes thereon and payment of the excise tax on the Gross-Up Amount, will be equal to the excise tax payable by the executive on such excess parachute payment. "Cause" means a willful and material breach of employment obligations likely to materially damage the Company; "change of control" occurs upon: (1) receipt by the Company of a Schedule 13D confirming that a person or group owns beneficially 20% or more of the Company's stock; (2) any purchase under a non-Company tender or exchange offer following which the offeror owns beneficially 20% or more of the Company's stock; (3) shareholder approval of any merger in which the Company is not the surviving corporation or survives only as a subsidiary of another corporation, consolidation or sale of all, or substantially all, of the Company's assets; and
(4) a change in the majority of the Board of Directors of the Company not recommended by the incumbent directors; and "constructive termination" includes, unless otherwise agreed to by the executive, a significant reduction in the nature or scope of authority, duties or responsibilities, a material change in location, a reduction in perquisites or compensation, the imposition of unreasonable travel requirements, a diminution in employee welfare plans, a diminution in eligibility to participate at the same level in bonus, stock option and other similar plans or a reasonable determination by the executive that a change in circumstances affecting the Company or its management prevents the executive from effectively exercising his authorities, duties, functions and responsibilities. The appropriate maximum amount payable under each of the foregoing agreements (excluding the Gross-Up Amount, if any, payable thereunder, which is not determinable at this time) on the date hereof, is as follows: Mr. Glasser ($1,413,602); Mr. Heinen ($923,335); Mr. Chlebowski ($699,056); Mr. O'Hara
($421,145).

     Messrs. Glasser, Heinen, Chlebowski and O'Hara also participate in the Company's Long Term Incentive Compensation Plan ("LTICP") under which the Company's executive officers and certain key employees may receive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units ("IPUs"). The LTICP provides for a special acceleration of awards upon a "change of control" as described above. Upon the occurrence of such event, (i) all outstanding Stock Options and SARs held by executive officers for a period of six months become immediately exercisable; (ii) optionees will have the right for a period of thirty days following such event to have the Company purchase or to exercise for cash (a) Non-Qualified Stock Options (granted without SARs) and SARs (granted in tandem with Non-Qualified Stock Options) at a per share price (the "Acceleration Price") equal to the excess over the option price of the highest of (1) the highest reported price of the Company's Common Stock in the prior sixty days,
(2) the highest price included in any report on Schedule 13D referred to above paid within the prior sixty days, (3) the highest tender offer price paid and
(4) the fixed formula per share price in any merger, consolidation or sale of all or substantially all of the Company's assets, and (b) incentive stock options granted without SARs and SARs granted in tandem with incentive stock options at a per share price equal to the difference between the then fair market value of the Common Stock and the option price, provided, however, that during such thirty day period the Company may purchase any such incentive stock option or SAR at the Acceleration Price; (iii) all Restricted Stock Rights which have been outstanding for at least six months will be immediately exchanged for Common Stock and all Restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all IPUs shall be immediately redeemed on the same basis as if the Company's performance goal (as hereinafter described) had been achieved, and for purposes of calculating the redemption value, the fair market value of the Company's Common Stock will be equal to the average price of the Common Stock during the five business days immediately preceding such event.

     The Company adopted Executive Deferred Income Plans effective September 1, 1984 (the "1984 EDIP"), July 1, 1985 (the "1985 EDIP") and December 1, 1987 (the
"1987 EDIP") (collectively the "EDIPs"). The EDIPs permitted directors to defer receipt of their fees and certain employees (including executive officers of the Company) to defer receipt of up to 20% of their annual base salaries from compensation earned during the year following the effective date of the EDIP pursuant to participation agreements entered into between the Company and each participant. EDIP participants have been offered an opportunity to amend their participation agreements to provide that the Compensation Committee, within ten days following a "change of control" as described above, will determine whether agreements with participants who have accepted the amendment will either (a) continue to provide for the payment of benefits thereunder in installments as described in the agreement or (b) terminate and provide a single lump sum payment to participants.

                             EMPLOYEE BENEFIT PLANS

NON-CONTRIBUTORY PENSION PLAN FOR SALARIED EMPLOYEES

     The Company's Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan") covers salaried employees of the Company and most of its domestic subsidiaries. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the 5 consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which the employee terminates employment or (ii) the 60 calendar months preceding retirement or the date on which the employee terminates employment, whichever is greater. Illustrated below are estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming normal retirement at age 65, without giving effect to the limitations set forth below. Benefits are calculated on a straight life annuity basis but the normal form of payment is a qualified joint and survivor pension. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

                                               ESTIMATED ANNUAL PENSION BENEFITS
   AVERAGE ANNUAL         ---------------------------------------------------------------------------
  COMPENSATION FOR         15 YEARS        20 YEARS        25 YEARS        30 YEARS        35 YEARS
APPLICABLE PERIOD ($)     SERVICE ($)     SERVICE ($)     SERVICE ($)     SERVICE ($)     SERVICE ($)
- ---------------------     -----------     -----------     -----------     -----------     -----------
        200,000              47,129          62,839          78,549          94,259         109,968
        400,000              96,629         128,839         161,049         193,259         225,577
        600,000             146,129         194,839         243,549         292,259         340,969
        800,000             195,629         260,839         326,049         391,259         456,468
      1,000,000             245,129         326,839         408,549         490,259         571,969
      1,200,000             294,629         392,839         491,049         589,259         687,469
      1,400,000             344,129         458,839         573,549         688,259         802,968

Compensation covered by the Pension Plan will be the amounts shown in the salary and bonus columns in the Summary Compensation Table. Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code on payments from the Pension Plan will be paid by the Company under its Excess Benefit Plan and Supplemental Retirement Plan. Such amounts are included in the above table.

     While normal retirement age is 65, employees with at least 15 years of service may retire as early as age 55, but retirement prior to age 62 may result in an actuarially reduced pension and retirement prior to age 65 may result in an adjustment to benefits as required by applicable federal regulations. An employee with at least 5 years of service credit, whose employment is terminated prior to retirement for any reason, is entitled to a deferred vested pension or, in the event of death prior to commencement of such benefit, a qualified survivor benefit payable to the employee's spouse. If an employee with at least 15 years of service credit dies prior to retirement, the employee's spouse is entitled to an immediate pension equal to 50% of the amount of the employee's accrued benefit.

     The executive officers named in the Cash Compensation Table have the following credited years of service: Mr. Glasser, 32 years; Mr. Heinen, 12 years; Mr. Chlebowski, 11 years; and Mr. O'Hara, 11 years. In addition, the Company has entered into an agreement with Mr. Heinen providing for eight years of additional service credit.

EXCESS BENEFIT PLAN

     The Company's Excess Benefit Plan covers salaried employees of the Company and employees of most of its domestic subsidiaries whose benefits under the Pension Plan and/or Savings Plan are subject to reduction because of the limits imposed by ERISA or the Internal Revenue Code, and provides that the Company will pay an employee the difference between the benefits the employee receives from the Pension Plan and the Savings Plan and the benefits the employee would have received in the absence of these limitations. Amounts payable under the Excess Benefit Plan are included in the above table.

SUPPLEMENTAL RETIREMENT PLAN

     The Supplemental Retirement Plan covers all participants in the EDIPs whose benefits were subject to reduction because their deferred compensation was not included in compensation for purposes of the Pension Plan, and provides that the Company will pay a participant the difference between certain of the benefits the participant receives under the Pension and Excess Benefit Plans and the benefits the participant would have received under such plans absent participation in the EDIPs. ERISA imposes limits on the level of compensation (currently $150,000) that may be considered in computing benefits under the Pension Plan. As a result of this limitation, certain executive officers will not receive the level of benefits under the Pension Plan to which they otherwise would have been entitled. In order to offset the reduction in benefits, the Supplemental Retirement Plan provides benefits in amount equal to the difference between the benefits that the executive would have received absent the imposed limitation and the benefits the executive will actually receive under the Pension Plan. Amounts payable under the Supplemental Retirement Plan are included in the above table.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY AND OBJECTIVES

     The Company's policy is to provide a competitive and balanced total compensation program which is structured to attract, retain and motivate highly qualified management personnel and to align management interests with those of the Company's shareholders. This policy has been developed under the supervision of the Compensation Committee of the Board of Directors which periodically reviews the policy and oversees its implementation.

     The principal components of the total compensation program for executive officers of the Company are base salary, annual incentive awards provided under the MICP, and long-term incentive awards provided under the LTICP. The Compensation Committee annually reviews and approves the Company's salary levels and the design of the MICP and LTICP, and regularly evaluates the Company's total compensation program to assure that it adequately reflects the manner and level of compensation deemed appropriate for the executive officers of the Company.

     Competitive compensation levels are determined based on analyses of annual and long-term pay data reported in: (i) nationally recognized compensation surveys of companies of comparable revenue size in a diversified group of industries and (ii) the proxy statements of the companies in the Peer Group (as hereinafter defined), adjusted through regression analysis for the Company's revenue and asset size. The Peer Group and the groups of companies in the compensation surveys are hereinafter collectively referred to as the "Comparative Groups". It is believed that the Comparative Groups represent a good cross-section of executive talent, and that a review of the compensation practices of these companies is more relevant than a review of such practices
(a) in either sample alone, or (b) in companies that might be considered more direct competitors of the Company, most of which are privately-held or subsidiaries of larger organizations. Each component of the compensation program described in the preceding paragraph is targeted at the middle range of competitive practices for each executive position. In any given year, actual compensation levels may be greater or less than average competitive levels based on Company and/or individual performance.

BASE SALARIES

     The base salaries of the Company's executive officers are targeted at the average base salary levels of executives of the Comparative Groups with comparable responsibilities. Salary adjustments for executive officers of the Company earning base salaries of $150,000 or more are considered by the Compensation Committee every 18 months, and salary adjustments for other executive officers are considered every 12 months. In each case, salary adjustments are based on the performance and contribution of each executive officer over the review period and an analysis of the salary practices of the Comparative Groups for positions of similar responsibilities. Mr. Glasser was paid a base salary of $610,000 in 1993, consistent with the criteria previously described. Mr. Glasser's base salary was last adjusted in July, 1992 and will not be reviewed again until July, 1995.

ANNUAL INCENTIVE COMPENSATION

     Executive officers and key managers of the Company are eligible to participate in the MICP. The MICP promotes the Company's pay for performance policy by providing annual cash payments to executives based upon achieving Company and individual performance goals. Target incentive awards are paid when financial or a combination of financial and individual performance objectives are achieved.

     Each year, the Compensation Committee establishes minimum, target and maximum financial objectives for the Company and each of its subsidiaries, and a payout schedule specifying the percentage of target incentive awards payable for each level of performance between the minimum and maximum objectives. In 1993, target incentive awards for the Company's executive officers range from 30% to 50% of their base salaries depending on the level of the executive officer's position. The maximum MICP award is 150% of each participant's target award. In 1993, financial objectives were expressed exclusively in terms of budgeted net income levels. Minimum and maximum financial objectives were set at 80% and 120% of the target objective for the Company and four of its five subsidiaries, and at 85% and 115% of the target objective in the remaining subsidiary. Awards for the Chief Executive Officer and his direct reports (including Messrs. Heinen, Chlebowski and Finkelman) are based solely on the financial objectives described above. No payments are made to these individuals if minimum financial performance objectives are not met. The MICP award for Mr. Glasser is based on the consolidated results of the Company. The awards for Messrs. Heinen, Chlebowski and Finkelman are based 30% on the consolidated results of the Company and 70% on the results of the Company's subsidiaries, weighted in proportion to the contribution of each subsidiary to consolidated net income.

     The MICP awards for other participants, including Mr. O'Hara, are based 50% on the financial objectives described above (10% on the consolidated results of the Company and 40% on the weighted results of the Company's subsidiaries) and 50% on individual performance objectives related to each participant's functional responsibilities. Achievement of individual performance objectives is assessed on the basis of managerial evaluation ratings, with the portion of the award based on individual performance reduced from 50% to 30% if minimum financial performance objectives are not attained and eliminated if minimum individual performance objectives are not attained.

     In 1993, the Company exceeded its consolidated net income objective by 3%, resulting in a cash payment to Mr. Glasser of $313,697 under the MICP based on the above described factors. This payment represented 51.4% of Mr. Glasser's salary and 103% of his target award.

     The recently enacted limitation on tax deductibility of executive compensation in excess of one million dollars under the Omnibus Budget Reconciliation Act of 1933 may impact the Company. Accordingly, if the taxable compensation of any named individual during 1994 is reasonably anticipated to exceed one million dollars (exclusive of compensation that qualifies as performance based compensation), the MICP payment (or the incremental portion thereof anticipated, in conjunction with other taxable compensation, to exceed the one million dollar threshold) otherwise payable to that individual will be deferred until the earlier to occur of (a) the first year in which the payment of the deferred amount (or any portion thereof) would be deductible by the company (viz., the year in which the million dollar threshold applicable to the individual would not be exceeded) or (b) the year following the individual's retirement.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation opportunities are provided pursuant to the LTICP to attract and retain qualified executive personnel, to encourage ownership of the Company's stock by key executives, and to promote a close identity of interests between the Company's management and its shareholders. The LTICP provides that the Compensation Committee may award the Company's executive officers and key employees Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and IPUs. Since 1988, LTICP awards have been provided to the Chief Executive Officer and his direct reports in the form of stock options and IPUs, and to other key employees (currently 181 in number) in the form of stock options. The size of IPU awards expressed as a percentage of salary is based on the scope of the participant's responsibilities. The size of stock option awards is based on qualitative factors considered appropriate by the Compensation Committee, taking into account the scope of the participant's responsibilities, the size of previous grants and competitive practices. In 1993, LTICP awards to the Company's executive officers were on par with the average competitive long-term incentive opportunities provided by the companies in the Comparative Groups.

     The Chief Executive Officer and his direct reports (currently eight in number) received IPU grants in 1993. The purpose of IPUs is to focus attention on superior, sustained long-term Company performance. The number of IPUs granted is calculated by dividing a specified percentage of a participant's salary (20% in the case of the Chief Executive Officer and 15% for other participants) by the fair market value of the Company's Common Stock on the date of grant. IPUs are subject to redemption (in cash and Common Stock) only if the Company's return on common equity over a three year period (the "Performance Period") reaches a target level established by the Compensation Committee. The target level is set above the average, multi-year return on equity achieved by a broad range of major U.S. companies included in indices compiled by Forbes, Standard and Poor's, and Value Line. The number of IPUs redeemed is based on the extent to which the Company's return on equity has met or exceeded the target. The maximum number of IPUs which may be redeemed is equal to three times the number granted plus an amount representing reinvested dividends. On each dividend payment date during the Performance Period, participants are credited with additional IPUs equal in amount to the dividend paid divided by the market value of the Company's Common Stock on such date. For the 1993-1995 Performance Period, such maximum number is redeemable (65% in stock and 35% in cash) only if the Company's return on common equity over the Performance Period exceeds the preestablished target by more than 40%. The amount of payment for redeemed IPUs is equal to the market value of the Company's Common Stock on the date of redemption.

     In 1993, Mr. Glasser received a grant of 3,389 IPUs covering the 1993-1995 Performance Period based on the considerations described above. Neither Mr. Glasser nor any other participating executive received an IPU payment for the three-year Performance Period ending in 1993, as the Company did not achieve its return on equity target.

     Stock options are granted as an incentive to encourage and enhance positive performance and to align the interest of the Company's employees with its shareholders. Options are granted at the prevailing market rate and will have value only if the Company's stock price increases. With the exception of Mr. Finkelman, who retired on January 1, 1994, each of the executive officers named in the Compensation Table received an option grant in 1993. Mr. Glasser was granted an option to purchase 30,000 shares of the Company's Common Stock at a price equal to the market price on the date of grant.

     This report is submitted by the Compensation Committee of the Board of Directors of GATX Corporation.

Franklin A. Cole (Chairman)
James W. Cozad
Robert J. Day
James L. Dutt
Richard A. Giesen

                               PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1988 as the base) with Standard & Poor's Corporation S&P 500 Composite Stock Price Index ("S&P 500") and a group of comparable companies ("Peer Group") selected by the Company and an external investment banking advisor.

     Companies included in the Peer Group were selected on the basis of a number of criteria. The selection is intended to provide a cross-section of companies which are subject to the same economic and investment variables that are likely to impact the Company's total return and which have investment characteristics that closely correspond to those of the Company. The Peer Group consists of Alexander and Baldwin, Inc., Allied-Signal Inc., American Express Company, Amoco Corporation, Ashland Oil, Inc., Atlantic Richfield Company, A. Schulman, Inc., Beneficial Corporation, Burlington Northern, Inc., Curtiss-Wright Corporation, Englehard Corporation, Ferro Corporation, Goulds Pumps, Incorporated, Household International, Inc., The Lubrizol Corporation, Nordson Corporation, Overseas Shipping Group, Inc., Roadway Services, Inc., Rohm and Haas Company, Total Petroleum (North America) Ltd., and Union Pacific Corporation.

     The performance graph reflects a weighted average comparison based upon the market capitalization of each company and assumes $100.00 was invested on December 31, 1988.

                                  TOTAL RETURN
                        GATX VS. S&P 500 VS. PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          GATX CORP        S&P 500       PEER GROUP
1988                                    100.00          100.00          100.00
1989                                    124.13          131.69          127.39
1990                                     98.46          127.60          118.68
1991                                    113.43          166.47          133.94
1992                                    136.87          179.15          152.01
1993                                    174.54          197.21          173.90

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the named executive officers:

                                                                     Shares of Common Stock
                                                                       Beneficially Owned
                     Name of Beneficial Owner                        as of March 4, 1994(1)
- ------------------------------------------------------------------   ----------------------
James J. Glasser..................................................           294,831
Paul A. Heinen....................................................            42,640
John F. Chlebowski, Jr............................................            29,217
Roland I. Finkelman...............................................            37,254
Ralph L. O'Hara...................................................            13,049

- ---------------

(1) Includes shares which may be obtained by exercise of previously granted options within 60 days of March 4, 1994 by Mr. Glasser (150,000), Mr. Heinen (24,000), Mr. Chlebowski (20,000), Mr. Finkelman (32,000) and Mr. O'Hara (11,000). Each person has sole investment and voting power (or shares such powers with his spouse). Mr. Glasser beneficially owned 1.49% of the Company's outstanding shares of Common Stock. Each of the other named executive officers owned less than 1% of the Company's outstanding shares of Common Stock. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and certain shareholders to file with the Securities and Exchange Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. During 1993, the initial statement of beneficial ownership was inadvertently filed ten days late on behalf of Mr. William L. Chambers who replaced Mr. Finkelman as the Company's Vice President of Human Resources.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following are the only persons known to the Company or its management who beneficially owned as of March 4, 1994 more than 5% of the Company's Common
Stock:

                                                                                Percent
                                                               Shares           of
                                                              Beneficially      Common
            Name and Address of Beneficial Owner              Owned             Stock
- ------------------------------------------------------------  ---------         ------
State Farm Mutual Automobile Insurance Company(1)...........  3,172,800          16.01
One State Farm Plaza
Bloomington, IL

FMR Corp.(2)................................................  2,146,240          10.83
82 Devonshire Street
Boston, Massachusetts

- ---------------

(1) According to the Schedule 13G dated January 28, 1994 furnished to the Company, State Farm Mutual Automobile Insurance Company ("State Farm") and certain affiliated entities, each of which owns shares of Common Stock with sole voting and investment power, may be deemed to constitute a "group" under the regulations of the Securities and Exchange Commission with regard to the beneficial ownership of 3,172,800 shares of Common Stock. State Farm and each of the entities disclaim that they are part of a group.

(2) According to the Schedule 13G dated February 11, 1994 furnished to the Company, FMR Corp. ("FMR"), through certain of its wholly-owned subsidiaries, has beneficial ownership of, and sole dispositive power over, 2,146,240 shares with sole voting power over 236,135 of those shares. Common Stock beneficially owned by FMR includes 392,750 shares attributable to the assumed conversion of 341,700 shares of the $3.875 Cumulative Convertible Preferred Stock (10.06% of that class of securities).

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young to audit the Company's financial statements, subject to approval by the shareholders. Ernst & Young, or a predecessor thereof, has served in this capacity since 1916. The Board proposes that the shareholders approve such appointment. However, if not approved, the Board will reconsider the selection of independent auditors.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

     The Board of Directors recommends that the shareholders vote for this proposal.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Company's 1995 Annual Meeting must be received by the Company no later than November 11, 1994 and must otherwise comply with the requirements of the Securities and Exchange Commission to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                               OTHER INFORMATION

     On August 14, 1993 the Company continued the liability policies initially procured in 1986 from Corporate Officers and Directors Assurance Ltd. ("CODA") and A.C.E. Insurance Company Ltd. ("ACE"). On August 14, 1993, the Company purchased a policy from Illinois National Insurance Co. ("Illinois National") that insures the Company in the event the Company is required to indemnify a director or officer. The Illinois National policy also insures directors and officers for those instances in which they may not be indemnified by the Company. Both the CODA and ACE policies insure only directors and officers and only for those instances in which they may not be indemnified by the Company. The ACE and Illinois National policies expire on August 14, 1994. The CODA policy expires on August 14, 1996. At the inception of the CODA policy, the Company prepaid the premium for a three year period. On each anniversary date thereafter, a renewal premium is paid and upon payment of such premium, the CODA policy is automatically continued to a date one year beyond its previously stated expiration date. During 1993, the Company paid premiums of $154,000 to CODA, $96,400 to ACE and $310,000 to Illinois National.

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

                                           By order of the Board of Directors




                                           Paul A. Heinen
                                           Secretary

                                           [Logo]

                               DIFFERENCE LETTER

     1. The Notice of Annual Meeting page has a logo printed in the upper left-hand corner.

     2. Page 1 has a logo printed in the upper left hand corner.

     3. The back cover of the Proxy Statement has a logo printed above the Company's name.

     4. There are 4 forms of proxy. Three versions are on a stock size of 7 1/2 X 4 5/8 and are printed in 2 colors, black and orange inks. The fourth version is on a stock size of 7 3/8 X 3 1/4 and printed in black ink.

- --------------------------------------------------------------------------------

                                 GATX CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     THE COMPANY FOR THE 1994 ANNUAL MEETING


            The undersigned hereby constitutes and appoints James J.
            Glasser, Paul A. Heinen, and John F. Chlebowski Jr., and
     P      each of them, his true and lawful agents and proxies with
     R      full power of substitution in each, to represent the
     O      undersigned at the Annual Meeting of Shareholders of GATX
     X      CORPORATION to be held at the office of the Company, 500
     Y      West Monroe Street, Chicago, Illinois, on Friday, April
            22, 1994, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

                                              Dated:            , 1994


                                              ------------------------


                                              ------------------------
                                              Signature of Shareholder

                                              This Proxy must be signed
                                              exactly as name appears
                                              hereon.  Executors, ad-
                                              ministrators, trustees,
                                              etc., should give full
                                              title as such.  If the
                                              signer is a corporation,
                                              please sign full corpo-
                                              rate name by duly
                                              authorized officer.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                           (continued from other side)

            This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
            PROPOSALS 1 AND 2.

            1.   ELECTION OF DIRECTORS.

                 Nominees: Weston R. Christopherson, Franklin A. Cole,
                           James W. Cozad, Robert J. Day, James L.
                           Dutt, Deborah M. Fretz, Richard A. Giesen,
                           James J. Glasser, Charles Marshall and
                           Michael E. Murphy.

                 / / VOTE FOR all nominees listed, except as marked to
                     the contrary below (if any). (To withhold your vote for any individual nominee print that nominee's name on the line following.)

                 / / VOTE WITHHELD FROM ALL NOMINEES.

            2.   APPROVAL OF AUDITORS.     FOR / /    AGAINST / /    ABSTAIN / /

            In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                              -------------------------------------------------
                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                              -------------------------------------------------

- --------------------------------------------------------------------------------

                               GATX CORPORATION
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 22, 1994


P  This Proxy is Solicited on Behalf of GATX Corporation's Board of Directors
R
O     The undersigned hereby constitutes and appoints James J. Glasser, Paul A.
X  Heinen, and John F. Chlebowski Jr., and each of them, his true and lawful
Y agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 22, 1994, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

     Please mark this proxy as indicated on the reverse side to vote on any item. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked. If no direction is made, this proxy will be voted for Proposals 1 and 2.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE.


                                  (Continued and to be signed on other side)






                                                               Please mark
                                                           /X/ your votes
          ------------------------------------------            as this
          SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ITEMS 1 AND 2.

                                             FOR    WITHHELD
Item 1 - ELECTION OF DIRECTORS               ALL    FOR ALL
                                             / /      / /

Nominees: Weston R. Christopherson, Franklin A.           In their discretion,
Cole, James W. Cozad, Robert J. Day, James L. Dutt,       the Proxies are
Deborah M. Fretz, Richard A. Giesen, James J.             authorized to vote
Glasser, Charles Marshall and Michael E. Murphy.          upon other matters as
                                                          may properly come
WITHHELD FOR: (Write that nominee's name in the           before the meeting.
space provided below).

- ---------------------------------------------------

Item 2 - APPROVAL OF AUDITORS.       FOR     AGAINST    ABSTAIN
                                     / /       / /        / /


COMMENTS/ADDRESS CHANGE
Please mark this box if you have / /
written comments/address change
on the reverse side.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

Signature(s) _________________________________________ Date ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                        / X /   Please mark
                                                                your votes
                                                                as this



                                      ----------------          ---------------          ---------------          -------------
                                          COMMON                    D. R. S.                $2.50 PFD               $3.875 PFD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ITEMS 1 AND 2                                          FOR           WITHHELD
                                                           ALL            FOR ALL
Item 1 - ELECTION OF DIRECTORS                            /  /             /  /

         Nominees: Weston R. Christopherson, Franklin A.
         Cole, James W. Cozad,  Robert J. Day, James L. Dutt,
         Deborah M. Fretz, Richard A. Giesen, James J.                  In their discretion, the Proxies are authorized to vote
         Glasser, Charles Marshall and Michael E. Murphy.               upon other matters as may properly come before the meeting.

WITHHELD FOR: (Write that nominee's name in the space provided below).

______________________________________________________________________________

Item 2 - APPROVAL OF AUDITORS.                      FOR       AGAINST      ABSTAIN
                                                   /  /        /  /         /  /

                                                                                          COMMENTS/ADDRESS CHANGE        /  /
                                                                                          Please mark this box if you have
                                                                                          written comments/address change
                                                                                          on the reverse side.

                                                                           RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION
                                                                           NOTICE OF MEETING AND PROXY STATEMENT.

                   Signature(s) ______________________________________________________      Date ___________________________
                   NOTE:  Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




- -------------------------------------------------------------------------------


                               GATX CORPORATION

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 22, 1994

  THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS


        The undersigned hereby constitutes and appoints James J. Glasser, Paul
A. Heinen, and John F. Chlebowski Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 22, 1994, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE




                               (Continued and to be signed on other side)